EXHIBIT 99.2

New York City REIT, Inc.
Supplemental Information

Quarter ended June 30, 2022 (unaudited)

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Forward-looking Statements:
This supplemental package of New York City REIT, Inc. (the “Company” or “NYC”) includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the potential adverse effects of (i) the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, and (ii) the geopolitical instability due to the ongoing military conflict between Russia and Ukraine, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, and (b) that any potential future acquisition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 18, 2022 and all other filings with the Securities and Exchange Commission (“SEC”) after that date as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals:
The majority of the concessions granted to our tenants as a result of the COVID-19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable. As a result of relief granted by the Financial Accounting Standards Board and the SEC related to lease modification accounting, rental revenue used to calculate Net Income, NAREIT FFO, Core FFO, EBITDA and Adjusted EBITDA (all as defined below) have not been, and we do not expect it to be, significantly impacted by these types of deferrals.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)
Non-GAAP Financial Measures
This section discusses the non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, Core FFO is based on our total performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, EBITDA, Adjusted EBITDA, NOI, Cash NOI and Cash Paid for Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO differently than we do. Consequently, our presentation of FFO and Core FFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO and Core FFO useful indicators of our performance. Because FFO and Core FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and Core FFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and Core FFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and Core FFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and Core FFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Core Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including New York City Operating Partnership L.P.) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)
Core Funds from Operations
Beginning in the third quarter 2020, following the listing of our Class A common stock on the New York Stock Exchange, we began presenting Core FFO as a non-GAAP metric. We believe that Core FFO is utilized by other publicly-traded REITs although Core FFO presented by us may not be comparable to Core FFO reported by other REITs that define Core FFO differently. In calculating Core FFO, we start with FFO, then we exclude the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our real estate operating portfolio, which is our core business platform. Specific examples of discrete non-operating items include acquisition and transaction related costs for dead deals, debt extinguishment costs, non-cash equity-based compensation and costs incurred for the 2022 proxy that were specifically related to the portion of our 2022 proxy contest materials. We add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition and transaction dead deal costs as well as non-operating costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid for Interest.
We believe that EBITDA and Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, listing-related costs and expenses, other non-cash items such as the vesting and conversion of the Class B Units, equity-based compensation expense and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Key Metrics
As of and for the three months ended June 30, 2022
Amounts in thousands, except per share data, ratios and percentages

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$16,231
Net loss attributable to common stockholders	$(11,273)
Basic and diluted net loss per share attributable to common stockholders	$(0.84)
Cash NOI [1]	$7,008
Adjusted EBITDA [1]	$2,670
Core FFO attributable to common stockholders [1]	$(1,476)

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [2]	$977,228
Net debt [3] [4]	$391,403
Total consolidated debt [4]	$399,500
Total assets	$805,941
Cash and cash equivalents [5]	$8,097

Common shares outstanding as of June 30, 2022	13,639

Net debt to gross asset value	40.1%
Net debt to annualized adjusted EBITDA [1] (annualized based on quarterly results)	36.6	x

Weighted-average interest rate cost [6]	4.4%
Weighted-average debt maturity (years) [7]	4.7
Interest Coverage Ratio [8]	0.6	x

Real Estate Portfolio
Number of properties	8
Number of tenants	76

Square footage (millions)	1.2
Leased	84.6%
Weighted-average remaining lease term (years) [9]	7.1
______
[1]  This Non-GAAP metric is reconciled below.
[2] Defined as total assets of $805.9 million plus accumulated depreciation and amortization of $171.3 million as of June 30, 2022.
[3]  Represents total debt outstanding of $399.5 million, less cash and cash equivalents of $8.1 million.
[4]  Excludes the effect of deferred financing costs, net.
[5] Under the terms of one of the Company’s mortgage loans, the Company is required to maintain minimum liquid assets (i.e. cash and cash equivalents and restricted cash) of $10.0 million.
[6] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[8] The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net). Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[9] Based on annualized straight-line rent as of June 30, 2022.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	June 30, 2022	December 31, 2021
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$192,600	$192,600
Buildings and improvements	574,454	572,576
Acquired intangible assets	87,119	87,478
Total real estate investments, at cost	854,173	852,654
Less accumulated depreciation and amortization	(171,287)	(157,880)
Total real estate investments, net	682,886	694,774
Cash and cash equivalents	8,097	11,674
Restricted cash	12,444	16,754
Operating lease right-of-use asset	55,061	55,167
Prepaid expenses and other assets	9,174	9,293
Derivative asset, at fair value	776	—
Straight-line rent receivable	28,075	25,838
Deferred leasing costs, net	9,428	9,551
Total assets	$805,941	$823,051

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$393,388	$398,117
Accounts payable, accrued expenses and other liabilities (including amounts due to related parties of $214 and $141 at June 30, 2022 and December 31, 2021, respectively)	15,377	8,131
Operating lease liability	54,744	54,770
Below-market lease liabilities, net	3,572	4,224
Derivative liability, at fair value	—	1,553
Deferred revenue	3,717	5,120
Total liabilities	470,798	471,915

Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 13,638,789 and 13,277,738 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	136	133
Additional paid-in capital	693,695	691,118
Accumulated other comprehensive loss	819	(1,553)
Distributions in excess of accumulated earnings	(375,837)	(350,709)
Total stockholders’ equity	318,813	338,989
Non-controlling interests	16,330	12,147
Total equity	335,143	351,136
Total liabilities and equity	$805,941	$823,051

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Revenue from tenants	$16,231	$15,646	$24,208	$15,848

Expenses:
Asset and property management fees to related parties	1,785	1,922	1,938	1,862
Property operating	8,270	8,578	8,275	8,029
Impairment of real estate investments	—	—	1,039	413
Equity-based compensation	2,201	2,120	2,119	2,121
General and administrative	3,506	2,398	2,104	1,884
Depreciation and amortization	7,041	6,981	7,657	7,851
Total expenses	22,803	21,999	23,132	22,160
Operating loss	(6,572)	(6,353)	1,076	(6,312)
Other income (expense):
Interest expense	(4,703)	(4,715)	(4,811)	(4,803)
Other income (expense)	2	(37)	3	5
Total other expense, net	(4,701)	(4,752)	(4,808)	(4,798)
Net loss before income taxes	(11,273)	(11,105)	(3,732)	(11,110)
Income tax expense	—	—	(23)	(14)
Net loss and Net loss attributable to common stockholders	$(11,273)	$(11,105)	$(3,755)	$(11,124)

Basic and Diluted Net Loss Per Share:
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.84)	$(0.84)	$(0.29)	$(0.85)
Weighted average shares outstanding —Basic and Diluted	13,433,690	13,299,650	13,252,567	13,093,486

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
EBITDA:
Net loss	$(11,273)	$(11,105)	$(3,755)	$(11,124)
Depreciation and amortization	7,041	6,981	7,657	7,851
Interest expense	4,703	4,715	4,811	4,803
Income tax expense	—	—	23	14
EBITDA	471	591	8,736	1,544
Impairment of real estate investments	—	—	1,039	413
Equity-based compensation	2,201	2,120	2,119	2,121
Other (income) expense	(2)	37	(3)	(5)
Adjusted EBITDA	2,670	2,748	11,891	4,073
Asset and property management fees to related parties	1,785	1,922	1,938	1,862
General and administrative	3,506	2,398	2,104	1,884
NOI	7,961	7,068	15,933	7,819
Accretion of below- and amortization of above-market lease liabilities and assets, net	(50)	(51)	(7,864)	(367)
Straight-line rent (revenue as a lessor)	(930)	(1,303)	(972)	(1,738)
Straight-line ground rent (expense as lessee)	27	27	27	28
Cash NOI	$7,008	$5,741	$7,124	$5,742

Cash Paid for Interest:
Interest expense	$4,703	$4,715	$4,811	$4,803
Amortization of deferred financing costs	(386)	(385)	(386)	(386)
Total cash paid for interest	$4,317	$4,330	$4,425	$4,417

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Funds from operations (FFO):
Net loss attributable to common stockholders [1]	$(11,273)	$(11,105)	$(3,755)	$(11,124)
Impairment of real estate investments	—	—	1,039	413
Depreciation and amortization	7,041	6,981	7,657	7,851
FFO attributable to common stockholders [1]	(4,232)	(4,124)	4,941	(2,860)
Equity-based compensation [2]	2,201	2,120	2,119	2,121
Expenses attributable to portion of 2022 proxy contest [3]	555	—	—	—
Core FFO attributable to common stockholders [1]	$(1,476)	$(2,004)	$7,060	$(739)

Weighted average common shares outstanding — Basic and Diluted	13,434	13,300	13,253	13,093
Net loss per share attributable to common shareholders — Basic and Diluted	$(0.84)	$(0.84)	$(0.29)	$(0.85)
FFO per common share	$(0.32)	$(0.31)	$0.37	$(0.22)
Core FFO per common share	$(0.11)	$(0.15)	$0.53	$(0.06)
________
[1] Net loss, FFO and Core FFO for the three months ended December 31, 2021 and September 30, 2021 includes income from the accelerated amortization of the remaining unamortized balance of below-market lease liabilities of approximately $7.7 million and $0.2 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations.
Net loss, FFO and Core FFO for the three months ended December 31, 2021 and September 30, 2021, includes income from lease termination fees of $1.4 million and $0.1 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations. Such termination payments represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and Core FFO. The termination fees were collected from the tenants and earned and recorded as income in the third and fourth quarters of 2021.
[2] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreement for all periods presented.
[3] Amount relates to costs incurred for the 2022 proxy that were specifically related to the portion of the Company’s 2022 proxy contest materials. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its Core FFO for this amount.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Debt Overview
As of June 30, 2022

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [1] [2]	Total Outstanding Balance [3]
				(In thousands)
2022 (remainder)	—	—	—%	$—
2023	—	—	—%	—
2024	1	1.8	3.7%	49,500
2025	—	—	—%	—
2026	1	4	4.2%	99,000
2027	1	4.7	4.7%	140,000
Thereafter	4	6.5	4.3%	111,000
Total Debt	7	4.7	4.4%	$399,500

______

[1] Weighted based on the outstanding principal balance of the debt.
[2] All of the Company’s debt is fixed rate as of June 30, 2022.
[3] Excludes the effect of deferred financing costs, net. Current balances as of June 30, 2022 are shown in the year the debt matures.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Future Minimum Lease Rents
As of June 30, 2022
Amounts in thousands

Future Minimum Base Rent Payments [1]
2022 (remainder)	$26,757
2023	51,134
2024	49,732
2025	42,315
2026	37,526
2027	34,134
Thereafter	166,711
Total	$408,309
——

[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Top Ten Tenants
As of June 30, 2022
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
City National Bank	Office / Retail	Financial Services	$4,356	7%	11.0	Yes
Planned Parenthood Federation of America, Inc.	Office	Non-Profit	3,337	6%	9.1	Yes
Equinox	Retail	Fitness	3,448	6%	16.4	No
Cornell University	Office	Healthcare Services	2,476	4%	2.0	Yes
The City of New York - Dept. of Youth & Community Development	Office	Government/Public Administration	2,215	4%	15.5	Yes
CVS	Retail	Retail	2,161	4%	12.2	Yes
Waterfall Asset Management LLC	Office	Financial Services	2,019	3%	0.2	No
USA General Services Administration	Office	Government/Public Administration	1,944	3%	5.0	Yes
I Love NY Gifts	Retail	Retail	1,932	3%	13.9	No
NYS Licensing	Office	Government/Public Administration	1,833	3%	5.1	Yes
Subtotal			25,721	43%	9.6

Remaining portfolio			34,191	57%

Total Portfolio			$59,912	100%

——
[1] Calculated using the most recent available lease terms as of June 30, 2022.
[2] Based on straight-line rent as of June 30, 2022.
[3] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term "parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2022. Top 10 tenants are 51% actual investment grade rated and 20% implied investment grade rated.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Diversification by Property Type
As of June 30, 2022
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$43,901	73%	802	82%
Retail	15,105	25%	172	17%
Other	906	2%	9	1%
Total	$59,912	100%	983	100%

——
[1] Calculated using the most recent available lease terms as of June 30, 2022.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Diversification by Tenant Industry
As of June 30, 2022
Amounts in thousands, except percentages

	Total Portfolio
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$17,064	29%	215	22%
Government / Public Administration	7,616	13%	173	18%
Retail	7,223	12%	56	6%
Non-profit	6,737	11%	146	15%
Services	3,748	6%	67	7%
Fitness	3,448	6%	30	3%
Technology	3,244	5%	59	6%
Healthcare Services	3,140	5%	43	4%
Professional Services	2,825	5%	62	6%
Parking	1,833	3%	87	9%
Other [2]	3,034	5%	45	4%
Total	$59,912	100%	983	100%

——
[1] Calculated using the most recent available lease terms as of June 30, 2022.
[2] Other includes nine industry types as of June 30, 2022.

New York City REIT, Inc.
Supplemental Information
Quarter ended June 30, 2022 (Unaudited)

Lease Expirations
As of June 30, 2022

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2022 (Remaining)	12	$4,245	7.1%	71	7.2%
2023	10	3,916	6.5%	55	5.6%
2024	9	6,110	10.2%	97	9.9%
2025	11	5,745	9.6%	104	10.6%
2026	8	3,265	5.4%	64	6.5%
2027	11	5,481	9.1%	122	12.4%
2028	7	3,407	5.7%	56	5.7%
2029	6	2,751	4.6%	47	4.8%
2030	3	1,810	3.0%	34	3.4%
2031	8	5,554	9.3%	95	9.7%
2032	2	676	1.1%	13	1.3%
2033	5	4,356	7.3%	36	3.6%
2034	2	2,161	3.6%	10	1.0%
2035	3	640	1.1%	4	0.4%
2036	4	2,298	3.8%	17	1.7%
2037	4	4,048	6.8%	128	13.0%
Thereafter (>2037)	3	3,449	5.8%	30	3.2%
Total	108	$59,912	100%	983	100%

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[1] Calculated using the most recent available lease terms as of June 30, 2022. Includes tenant concessions, such as free rent, as applicable.